UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑ Definitive Information Statement
OCEANIC EXPLORATION COMPANY
(Name of Registrant as Specified In Its Charter)
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INFORMATION STATEMENT
INTRODUCTION
ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS
USE OF PROCEEDS
STOCKHOLDER APPROVAL OBTAINED
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DISSENTERS RIGHTS OF APPRAISAL

OCEANIC EXPLORATION COMPANY
7800 East Dorado Place, Suite 250
Englewood, Colorado 80111
INFORMATION STATEMENT
Dated June 19, 2006
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
     The amendment of our Certificate of Incorporation has already been approved by the written consent of our majority stockholder. A vote of our other stockholders is not necessary.
INTRODUCTION
Oceanic Exploration Company (referred to as the Company, us or we) is furnishing this Information Statement to the holders of our common stock, $.0625 par value, in connection with the amendment of our Certificate of Incorporation (the Certificate of Amendment). The Certificate of Amendment was approved on March 6, 2006 by the Board of Directors and adopted by written consent on May 8, 2006 by holders entitled to vote a majority of the outstanding shares of our common stock. Accordingly, all necessary corporate approvals in connection with matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose for informing our stockholders, in the manner required under the Securities Exchange Act of 1934 and the Delaware General Corporation Law, of these corporate actions before they take effect.
The federal securities laws provide that the Certificate of Amendment cannot become effective until at least 20 calendar days after we furnish this Information Statement to our stockholders. This Information Statement was first sent to the stockholders on June 19, 2006. We anticipate that the Certificate of Amendment will become effective on or about July 10, 2006.
We are required under Delaware corporate law to obtain the vote of a majority of our common stockholders to amend our Certificate of Incorporation. Delaware corporate law permits us to take action by the written consent of the holders of shares of our common stock in lieu of having a stockholders’ meeting so long as these holders have at least the minimum number of votes that would be necessary to authorize the action at a meeting. In order to eliminate the costs and time involved in holding a special meeting of our stockholders, to make the Certificate of Amendment effective, we sought and obtained the written consent of the holders of a majority of our common stock.
Under Delaware law, we must provide prompt notice to our stockholders of record of the approval of the Certificate of Amendment pursuant to the written consent described above. We have prepared this Information Statement to provide that notice.
Our principal executive offices are located at 7800 East Dorado Place, Suite 250, Englewood, Colorado 80111.
ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS
Action Taken
The Certificate of Amendment, a copy of which is attached hereto as Exhibit A, was authorized by unanimous vote of the Board of Directors on March 6, 2006 and subsequently approved by written consent of holders entitled to vote a majority of the common stock on May 8, 2006. The Certificate of Amendment amends Article Fourth to increase the authorized common stock from 50,000,000 shares to 100,000,000 shares. Holders of the common stock do not have preemptive rights to acquire additional shares of the Company.
Reasons for the Amendment
We amended our Certificate of Incorporation to affect an increase in the number of authorized shares of common stock to enable us to issue additional shares pursuant to our contemplated rights offering and to have shares available for potential future issuance. Some of the additional shares of common stock will be offered pursuant to a registered rights offering. We have filed a Registration Statement on Form SB-2 (File No. 333-134237) with the Securities and Exchange Commission in connection with distributing subscription rights to purchase

19,000,000 shares of common stock to our current stockholders. NWO Resources Inc. (NWO), our majority stockholder, has stated its intention to exercise its subscription rights, thereby purchasing 16,000,651 shares, and has also indicated that it may purchase any additional shares that are not subscribed for by other stockholders. NWO, however, is not obligated to exercise its subscription rights or to purchase additional shares.
A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Information Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will only be made by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933.
USE OF PROCEEDS
Our current expectations as to the use of the proceeds from the offering of the 19,000,000 newly authorized shares if the rights offering is fully subscribed are illustrated in a table below.
A majority of the proceeds from the rights offering will be used to pursue the claims of our subsidiary, Petrotimor Companhia de Petróleos, S.A. (which we refer to in this Information Statement as “Petrotimor”), against ConocoPhillips, Inc. and designated subsidiaries, the Timor Sea Designated Authority for the Joint Petroleum Development Area, the Timor Gap Joint Authority for the Zone of Cooperation, PT Pertamina and PBG Migas regarding Petrotimor’s oil and gas concession in the Timor Gap. Petrotimor claims that the misdeeds of the defendants effectively prevented the Company from competing for concessions granted by the Designated Authority. The Complaint describes violations of the following United States statutes: Racketeer Influenced Corrupt Organizations Act (RICO), the Lanham Act and the Robinson-Patman Act. The Complaint seeks damages of at least $10.5 billion from the defendant, also citing unjust enrichment, unfair competition, and intentional interference with the contract and with prospective economic advantage. Based upon the RICO and anti-trust claims, Oceanic and Petrotimor seek to recover treble damages, reasonable attorneys’ fees and punitive damages. We have financed certain past expenses in pursuing these claims by borrowing from NWO, and we will use part of the proceeds of the rights offering to repay the amounts owing to NWO.
The remaining proceeds will be used to pay general and administrative costs and fund future operations. We have no firm agreement concerning items listed and no binding budget has been established. If less than the full rights offering is subscribed for, we will pay the costs of the offering and apply any additional available funds in approximately the proportion indicated below. The amounts stated herein are approximate only and the actual expenditures may vary from the estimate.
The Gross Proceeds do not take into account an additional $960 that would be raised if up to 3,000 additional shares of common stock were issued in connection with the rounding up of shares. The estimated costs of the rights offering include professional fees incurred in the preparation of this prospectus and printing, copying and miscellaneous expenses. We believe the amount under “Fund Future Operations” should be sufficient to fund our operations, including those of Petrotimor, through March 2007.
On March 7, 2006, we extended our line of credit with NWO to fund our operations prior to the completion of the rights offering. As of March 31, 2006, approximately $1,903,100 was outstanding under the line of credit. We expect to draw down an additional amount of approximately $1,570,000 before the closing of the rights offering. The line of credit provides for cumulative draws of up to $4,000,000 with interest on the outstanding balance at 2% over the U.S. Bank prime lending rate in effect on the date of each draw against the line of credit. The line of credit is evidenced by an unsecured demand promissory note that is due upon demand. We anticipate repaying any outstanding amounts due under the line of credit upon consummation of the rights offering, at which time the line of credit will be terminated.

Of the $1,903,100 that has been drawn down on the line of credit, $1,850,000 has been spent as of March 31, 2006 for general and administrative costs ($1,254,000) and for the Petrotimor litigation ($596,000). General and administrative costs include payroll, rent, officer and director fees and other general and administrative costs.
We estimate that we will use the remaining $1,570,000 that we intend to draw down on the line of credit prior to closing the rights offering for general and administrative costs ($164,000) and for the Petrotimor litigation ($1,406,000).
The following table illustrates our current expectations as to the use of the proceeds from the rights offering if the rights offering is fully subscribed.

Gross proceeds	$6,080,000
Cost of rights offering	(80,000)

Net proceeds	$6,000,000

Repay line of credit including interest	$3,475,000
Fund future operations:
Net payroll costs	145,000
Rent, officer and director fees	95,000
Other general and administrative costs	70,000
Petrotimor litigation expenses	2,215,000

Net proceeds	$6,000,000

     (1) Net payroll costs reflects salaries, benefits, taxes and related costs for our nine employees during the period from September 2006 through March 2007, less anticipated management fee revenue for this period. Of the nine employees, three are involved in management/legal affairs, three are in finance or accounting, two are in property management and one in administration.
     (2)Rent reflects office rent and equipment lease payments during the period from September 2006 through March 2007 totaling $48,670. Officers and directors fees are estimated for this same time period and includes officer fees to James N. Blue of $5,000 per month and director’s fees of $500 per month to three non-employee directors.
     We reserve the right to allocate our resources in a different manner if necessary or appropriate.

STOCKHOLDER APPROVAL OBTAINED
As of the date of this Information Statement, we received written consents approving the Certificate of Amendment from NWO representing 34,265,713 shares of common stock, or approximately 84% of the issued and outstanding shares. No other class of stock is outstanding. Accordingly, the stockholders have approved the Certificate of Amendment. The record date for determining the stockholders entitled to execute written consents was May 8, 2006. As of the record date, there were 40,688,881 shares of common stock issued and outstanding.
Our Chairman of the Board and Chief Executive Officer, James N. Blue, is President and the beneficial owner of a majority of the common stock of Cordillera Corporation, which is the major stockholder of NWO. Mr. Blue is the Chairman of the Board and President of NWO.
The Certification of Amendment will become effective on or about July 10, 2006.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of May 1, 2006, there were issued and outstanding 40,688,881 shares of common stock, which is Oceanic’s only outstanding class of voting securities. Holders of common stock are entitled to one vote per share on each matter upon which stockholders may be entitled to vote.
The following table sets forth information regarding shares of common stock beneficially owned as of May 1, 2006 by (i) each person known by us to beneficially own 5% or more of the outstanding common stock, (ii) by each director, (iii) by each person named in the summary compensation table and (iv) by all officers and directors as a group.

Names and Addresses of Officers,	Amount of	Nature of Beneficial	Percentage of
Directors and Principal Stockholders	Common Stock	Ownership	Class
NWO Resources, Inc.[1]	34,265,713	Shared voting and
c/o Samuel C. Randazzo		investment power	84.2%
21 E. State Street, Suite 1700 Columbus, OH 43215

Cordillera Corporation[1]	389	Shared voting and
7800 East Dorado, Suite 250		investment power	Less than 1%
Englewood, CO 80111

James N. Blue[1,3]	None	[1]	N/A

Charles N. Haas[2,3]	None	[2,3]	N/A

Sidney H. Stires[3]	359,966	[4]	Less than 1%

Gene E. Burke, M.D.[3]	507	By spouse	N/A

John L. Redmond, Ph.D.[3]	None		N/A

All directors and officers as a group (7 persons)	360,473	[2,3,4]	Less than 1%

*	Unless otherwise noted, the address for officers-directors is 7800 E. Dorado Place, Suite 250, Englewood, CO 80111.

[1]	Mr. Blue is Chairman of the Board of Directors and President of Cordillera, the major stockholder of NWO Resources, Inc., which owns 84.2% of our stock. Through affiliates, Mr. Blue indirectly beneficially holds a majority of the common stock of Cordillera, which owns an additional .001% of Oceanic’s stock. Mr. Blue is Chairman of the Board of Directors and President of NWO Resources, Inc.

[2]	Mr. Haas is a director and a Vice President of Cordillera.

[3]	Director of Oceanic.

[4]	Of these shares, 322,110 shares are owned by Mr. Stires’ wife’s trust, 15,031 shares are held by Mr. Stires as a UGMA custodian for his minor grandchildren and 22,825 shares are owned by Mr. Stires.
DISSENTERS’ RIGHTS OF APPRAISAL
No dissenters’ or appraisal rights of our stockholders under Delaware corporate law arise as a result of approval of the Amended Certificate of Incorporation.

By Order of the Board of Directors

/s/ Charles N. Haas

CHARLES N. HAAS
PRESIDENT
Dated: Englewood, Colorado
            June 19, 2006
THE INFORMATION STATEMENT IS PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY. NO ACTION ON YOUR PART IS SOUGHT OR REQUIRED.

EXHIBIT A
CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
OCEANIC EXPLORATION COMPANY
     Oceanic Exploration Company (the Corporation), a corporation organized and existing under the General Corporation Law of the State of Delaware (the DGCL), does hereby certify:
     1. The name of the Corporation is Oceanic Exploration Company. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on December 9, 1968.
     2. This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.
     3. Article Fourth is hereby amended so that it reads in its entirety as follows:
     FOURTH. The Corporation is authorized to issue two classes of shares of stock, to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares that this Corporation shall have authority to issue is One Hundred Million Six Hundred Thousand (100,600,000). The authorized number of shares of Preferred Stock shall be Six Hundred Thousand (600,000), and the par value of each of such shares of Preferred Stock shall be Ten Dollars ($10.00). The number of authorized shares of Common Stock shall be One Hundred Million (100,000,000), and the par value of each of such shares of Common Stock shall be Six and One-Quarter Cents (6 1/4 ¢).
     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions on the shares of any such series of Preferred Stock, all as provided in the DGCL, including without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation rights or other rights upon any distribution of the assets of the Corporation, and the number of shares constituting any such series, or any or all of them; and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of such series. In case the number of such shares shall be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the Board of Directors’ resolution originally fixing the number of shares of such series.
     IN WITNESS WHEREOF, the Corporation has caused this Amended Certificate of Incorporation to be executed and attested to this 10th day of July, 2006.
OCEANIC EXPLORATION COMPANY

By:	/s/ Charles N. Haas

Charles N. Haas
President

ATTEST:

/s/ Janet A. Holle

Janet A. Holle
Secretary

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